Exhibit 99.1

MONARCH FINANCIAL REPORTS RECORD

PROFITABILITY AND STRONG ASSET GROWTH

Chesapeake, VA - Monarch Financial Holdings, Inc. (Nasdaq: MNRK), the bank holding company for Monarch Bank, reported the best quarterly profits in the company’s history, along with strong asset and deposit growth, and improving asset quality. Second quarter 2010 highlights are:

-	Record quarterly net income of $1,552,908, up 9.4% from 2009

-	Net Interest margin expansion to 4.14%, up from 3.70% one year prior

-	Assets growth of $86 million, total assets reach $790 million

-	Deposit growth of $64 million, 89% in checking and money markets

-	Non-performing assets at 1.03% of total assets

-	Closed $358 million in Mortgage loans

Net income was $1,552,908 for the second quarter of 2010, up 9.4% from the same period in 2009, which was the company’s previous record quarter with $1,419,592 in net income. The quarterly annualized return on average equity (ROE) was 9.05%, and the annualized return on average assets (ROA) was 0.82%. Quarterly diluted earnings per share were $0.20, compared to $0.13 per share in the first quarter of 2010 and $0.21 per share in the second quarter of 2009. For the first six months of 2010 net income was a record $2,672,725 compared to $2,479,863 for the same period in 2009, a 7.8% increase. The six month annualized return on average equity (ROE) was 7.88%, and the annualized return on average assets (ROA) was 0.75%.

“This is the sixth period of record quarterly profits for Monarch, and I am extremely proud of our employees, directors, and clients for making this possible. Reduced funding costs coupled with a great quarter for Monarch Mortgage production drove our performance. Asset quality remains favorable compared to other local and regional banks. Overall it was an excellent quarter for growth in earnings, net interest margin expansion, mortgage production, and deposit and liquidity growth.” stated Brad E. Schwartz, Chief Executive Officer.

Total assets at June 30, 2010 grew to $790.4 million, up $85.7 million for the quarter and up $124.3 million or 18.7% from the same period in 2009. The primary driver of our asset growth was the funding of our mortgage loan production. Total loans held for sale increased $66.9 million since the first quarter of 2010, and are up $53.0 million since the second quarter of 2009. Loans held for investment grew $39.2 million, up 7.6% from the same period in 2009. Deposits increased $64.4 million since the first quarter of 2010, and have grown 22.2% or $116.9 million from the same period in 2009. Since December 31, 2009 deposits have grown $103.5 million with lower cost demand deposit accounts now representing 20% of total deposits.

“Our focus on ‘smart growth’ delivered a great quarter for deposits, with the majority of the growth in demand deposits and money market accounts. During the quarter we opened our new Virginia Beach Hilltop banking office and our new cash management team was up and running, helping to drive this growth. We continue to work closely with our relationship clients and remain committed to meeting our client’s financial needs” stated Neal Crawford, President of Monarch Bank.

The company continues to experience better asset quality performance than its local and national peer group. Non-performing assets declined to 1.03% of total assets, compared to 1.05% at the end of the first quarter and 1.40% at year end 2009. Non-performing assets were $8.2 million, comprised of $0.9 million in loans 90 days or more past due and still accruing interest, $5.9 million in non-accrual loans and $1.4 million in other real estate owned. The Company was aggressive in recognizing losses and disposing of non-performing assets during the quarter. The allowance for loan losses represents 1.55% of total loans held for investment, with the allowance equal to 127% of non-performing loans.

Equity to assets equaled 8.77% as of June 30, 2010, compared to 9.37% one year prior. Total risk-based capital to risk weighted assets equaled 13.39%, significantly higher than what is required to meet the highest rating of “Well Capitalized” by federal banking regulators. In June Monarch was again awarded the 5-Star “Superior” rating by Bauer Financial, an independent third-party bank ratings agency that rates banks on safety and soundness.

In December 2009 Monarch fully repaid $14.7 million in the U.S. Treasury’s CPP/TARP program and issued $20 million in new convertible preferred stock. In June 2010 the company paid its first common stock dividend of $0.07 per share, with the expectation of a semi-annual dividend in future periods based on performance and regulatory limitations, if any.

Net interest income increased 27.0% or $1.5 million during the second quarter of 2010 compared to the same quarter in 2009 due to declines in funding costs driven by a historically low interest rate environment and increased earning assets. The net interest margin improved to 4.14% compared to 3.70% in 2009, and was up from 4.13% in the first quarter of 2010.

Non-interest income grew 16.7% from the same period in 2009, fueled by increased mortgage production and margins. Monarch Mortgage closed $358 million in mortgage loans during the quarter,

compared to $351 million during the second quarter of 2009. Monarch Mortgage is focused on the retail A-paper mortgage market and does not participate in the sub-prime or wholesale mortgage markets. Non-interest expense grew 29.0%, with the majority of the increase related to growth in mortgage commissions, salary and benefits, and mortgage loan expense.

Monarch Financial Holdings, Inc. is the one-bank holding company for Monarch Bank. Monarch Bank is a community bank with nine banking offices in Chesapeake, Virginia Beach, and Norfolk, Virginia. OBX Bank, a division of Monarch Bank, operates offices in Kitty Hawk and Nags Head, North Carolina. Services are also provided through over fifty ATMs located in the South Hampton Roads area and the Outer Banks of North Carolina, and “Monarch Online” consumer and business internet banking (monarchbank.com). Monarch Mortgage and our affiliated mortgage companies have over twenty offices with locations in Virginia, North Carolina, Maryland, and South Carolina. Our subsidiaries/ divisions include Monarch Bank, OBX Bank, Monarch Mortgage (secondary mortgage origination), Coastal Home Mortgage, LLC (secondary mortgage origination), Residential Home Mortgage, LLC (secondary mortgage origination), Monarch Investments (investment and insurance solutions), Real Estate Security Agency, LLC (title agency) and Monarch Capital, LLC (commercial mortgage brokerage). The shares of common stock of Monarch Financial Holdings, Inc. are publicly traded on the Nasdaq Capital Market under the symbol “MNRK”, and shares of our convertible preferred stock are publicly traded on the Nasdaq Capital Market under the symbol “MNRKP”.

This press release may contain “forward-looking statements,” within the meaning of federal securities laws that involve significant risks and uncertainties. Statements herein are based on certain assumptions and analyses by the Company and are factors it believes are appropriate in the circumstances. Actual results could differ materially from those contained in or implied by such statements for a variety of reasons including, but not limited to: changes in interest rates; changes in accounting principles, policies, or guidelines; significant changes in the economic scenario: significant changes in regulatory requirements; and significant changes in securities markets. Consequently, all forward-looking statements made herein are qualified by these cautionary statements and the cautionary language in the Company’s most recent Form 10-K and 10-Q reports and other documents filed with the Securities and Exchange Commission. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

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Contact:	Brad E. Schwartz – (757) 389-5111, www.monarchbank.com
Date:	July 21, 2010

Consolidated Balance Sheets

Monarch Financial Holdings, Inc. and Subsidiaries

(In thousands)

Unaudited

	June 30
	2010	2009
ASSETS:
Cash and due from banks	$22,471	$6,632
Interest bearing bank balances	6,841	8,386
Federal funds sold	10,035	7,500

Investment securities:
Securities available for sale	8,457	5,262
Securities held to maturity	—	500

Total investment securities	8,457	5,762

Loans held for sale	149,527	96,500

Loans held for investment, net of unearned income	554,797	515,627
Less: allowance for loan losses	(8,575)	(9,030)

Net loans	546,222	506,597

Bank premises and equipment	16,302	8,154
Restricted equity securities	7,296	7,011
Bank owned life insurance	7,192	6,915
Goodwill	775	775
Intangible assets	729	908
Accrued interest receivable and other assets	14,526	10,943

Total assets	$790,373	$666,083

LIABILITIES:
Demand deposits—non-interest bearing	$104,503	$83,977
Demand deposits—interest bearing	22,068	16,909
Money market deposits	214,541	108,428
Savings deposits	22,905	29,540
Time deposits	279,471	287,760

Total deposits	643,488	526,614

FHLB borrowings	60,636	62,206
Trust preferred subordinated debt	10,000	10,000
Accrued interest payable and other liabilities	6,969	4,832

Total liabilities	721,093	603,652

STOCKHOLDERS’ EQUITY:
Preferred stock, $5 par value, 1,185,300 shares authorized; none issued	—	—
Noncumulative perpetual preferred stock, series B, liquidation value of $20.0 million, $5 par value; 800,000 shares authorized, issued and outstanding	4,000	—
Cumulative perpetual preferred stock, series A, liquidation value of $14.7 million, no par value; 14,700 shares authorized, issued and outstanding	—	14,501
Common stock, $5 par, 20,000,000 shares authorized; issued - 5,875,534 shares outstanding at June 30, 2010 and 5,788,986 shares outstanding at June 30, 2009	29,378	28,945
Capital in excess of par value	22,249	8,161
Retained earnings	13,841	10,638
Accumulated other comprehensive (loss) income	(309)	36

Total Monarch Financial Holdings, Inc. stockholders’ equity	69,159	62,281
Noncontrolling interest	121	150

Total equity	69,280	62,431

Total liabilities and stockholders’ equity	$790,373	$666,083

Consolidated Statements of Income

Monarch Financial Holdings, Inc. and Subsidiaries

Unaudited

	Three Months Ended June 30		Six Months Ended June 30
	2010	2009	2010	2009
INTEREST INCOME:
Interest on federal funds sold	$15,906	$2,365	$24,283	$3,259
Interest on other bank accounts	1,513	772	1,889	1,408
Dividends on restricted securities	29,087	23,323	47,252	38,848
Interest & dividends on investment securities	49,029	63,410	103,575	127,745
Interest and fees on loans	9,416,922	8,326,877	17,887,849	15,812,324

Total interest income	9,512,457	8,416,747	18,064,848	15,983,584

INTEREST EXPENSE:
Interest on deposits	1,903,582	2,324,561	3,764,947	4,964,971
Interest on trust preferred subordinated debt	124,200	72,371	245,700	149,058
Interest on other borrowings	243,063	318,577	425,761	579,111

Total interest expense	2,270,845	2,715,509	4,436,408	5,693,140

NET INTEREST INCOME	7,241,612	5,701,238	13,628,440	10,290,444
PROVISION FOR LOAN LOSSES	1,504,948	1,837,597	2,832,818	2,538,148

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,736,664	3,863,641	10,795,622	7,752,296

NON-INTEREST INCOME:
Service charges on deposit accounts	429,025	371,358	823,356	656,827
Mortgage banking income	11,024,864	8,824,954	18,700,016	15,926,075
Investment and insurance commissions	67,585	229,667	141,905	513,672
Other income	253,425	660,169	387,202	834,096

Total non-interest income	11,774,899	10,086,148	20,052,479	17,930,670

NON-INTEREST EXPENSE:

Salaries and employee benefits	10,319,400	7,824,816	18,243,946	14,965,818
Occupancy and equipment	1,300,842	912,375	2,369,267	1,810,176
Loan Expense	1,475,466	894,825	2,476,650	1,506,894
Data processing	222,533	205,691	418,069	413,651
Other expenses	1,855,196	1,941,182	3,299,261	3,147,064

Total non-interest expense	15,173,437	11,778,889	26,807,193	21,843,603

INCOME BEFORE TAXES	2,338,126	2,170,900	4,040,908	3,839,363

Income tax provision	(749,331)	(699,500)	(1,319,031)	(1,213,900)

NET INCOME	1,588,795	1,471,400	2,721,877	2,625,463

Less: Net income attributable to noncontrolling interest	(35,887)	(51,808)	(49,152)	(145,600)

NET INCOME ATTRIBUTABLE TO MONARCH FINANCIAL HOLDINGS, INC	$1,552,908	$1,419,592	$2,672,725	$2,479,863

Preferred stock dividend and accretion of preferred stock discount	(390,000)	(195,601)	(780,000)	(389,041)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$1,162,908	$1,223,991	$1,892,725	$2,090,822

NET INCOME PER COMMON SHARE:
Basic	$0.20	$0.22	$0.33	$0.37
Diluted	$0.20	$0.21	$0.33	$0.37

Financial Highlights

Monarch Financial Holdings, Inc. and Subsidiaries

	Three Months Ended June 30			Six Months Ended June 30
(Dollars in thousands, except per share data)	2010	2009	Change	2010	2009	Change
EARNINGS
Interest income	$9,512	$8,417	13.0%	$18,065	$15,983	13.0%
Interest expense	2,271	2,716	(16.4)	4,436	5,693	(22.1)
Net interest income	7,241	5,701	27.0	13,629	10,290	32.4
Provision for loan losses	1,505	1,838	(18.1)	2,833	2,538	11.6
Noninterest income	11,775	10,086	16.7	20,052	17,931	11.8
Noninterest expense	15,173	11,779	28.8	26,807	21,844	22.7
Pre-tax net income	2,338	2,171	7.7	4,041	3,839	5.3
Minority interest in net income	36	52	(30.8)	49	145	(66.2)
Income taxes	749	700	7.0	1,319	1,214	8.6
Net income	1,553	1,419	9.4	2,673	2,480	7.8

PER COMMON SHARE
Earnings per share—basic	$0.20	$0.22	(9.1)%	$0.33	$0.37	(10.8)%
Earnings per share—diluted	0.20	0.21	(4.8)	0.33	0.37	(10.8)
Book value				8.37	8.22	1.8
Tangible book value				8.11	7.92	2.4
Closing market price (adjusted)				7.92	8.90	(11.0)

FINANCIAL RATIOS
Return on average assets	0.82%	0.85%	(3.5)%	0.75%	0.76%	(1.3)%
Return on average stockholders’ equity	9.05	9.15	(1.1)	7.88	8.15	(3.3)
Net interest margin (FTE)	4.14	3.70	11.9	4.14	3.46	19.7
Non-interest revenue/Total revenue	55.3	54.5	1.5	52.6	52.8	(0.4)
Efficiency—Consolidated	79.6	74.3	7.1	79.3	77.1	2.9
Efficiency—Bank only	56.3	54.5	3.3	55.3	62.0	(10.8)
Average equity to average assets	9.10	9.28	(1.9)	9.54	9.35	2.0
Total risk based capital—Consolidated				13.37	13.66	(2.1)
Total risk based capital—Bank only				12.10	11.05	9.5

PERIOD END BALANCES
Total loans held for sale				$149,527	$96,500	55.0%
Total loans held for investment				554,797	515,627	7.6
Interest-earning assets				738,249	640,622	15.2
Assets				790,373	666,083	18.7
Total deposits				643,488	526,614	22.2
Other borrowings				70,636	72,206	(2.2)
Stockholders’ equity				69,159	62,281	11.0

AVERAGE BALANCES
Total loans held for investment	$556,603	$512,210	8.7%	$550,584	$509,172	8.1%
Interest-earning assets	711,843	628,381	13.3	674,851	610,893	10.5
Assets	755,927	670,931	12.7	716,731	656,920	9.1
Total deposits	599,399	508,261	17.9	575,459	502,951	14.4
Other borrowings	74,846	77,506	(3.4)	63,223	69,568	(9.1)
Stockholders’ equity	68,824	62,236	10.6	68,403	61,402	11.4

ALLOWANCE FOR LOAN LOSSES
Beginning balance	$8,650	$8,660	(0.1)%	$9,300	$8,046	15.6%
Provision for loan losses	1,505	1,838	(18.1)	2,833	2,538	11.6
Charge-offs	1,706	1,524	11.9	3,748	1,612	132.5
Recoveries	126	56	125.0	190	58	227.6
Ending balance	8,575	9,030	(5.0)	8,575	9,030	(5.0)
Net charge-off loans to average loans	0.28	0.29	(1.0)	0.65	0.31	111.7

ASSET QUALITY RATIOS
Nonperforming assets to total assets				1.03%	0.76%	27.0	bp
Allowance for loan losses to total loans				1.55	1.75	(20.6	) bp
Allowance for loan losses to nonperforming loans				126.91	210.49	(39.7)%

COMPOSITION OF RISK ASSETS
Nonperforming loans:
90 days past due				$870	$471	84.7%
Nonaccrual & Restructured debt				5,887	3,819	54.2
OREO				1,417	802	76.7

Nonperforming assets				8,174	5,092	60.5%

bp—Change is measured as difference in basis points.